CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 2-81915 on Form N-1A of our report dated February 23, 2010 relating to the financial statements and financial highlights of Wright Current Income Fund and Wright Total Return Bond Fund, together comprising The Wright Managed Income Trust, appearing in the Annual Report on Form N-CSR of The Wright Managed Income Trust, for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 28, 2011